                                  OFFICE LEASE

         THIS LEASE, dated effective as of the 18th day of May, 1999, by and between BLI-8787, LTD., a Texas limited partnership ("Lessor"), and EXE TECHNOLOGIES, INC., a Delaware corporation ("Lessee").

                                   WITNESSETH:

         That Lessor, in consideration of the rents and covenants hereinafter set forth, does hereby lease and let unto Lessee, and Lessee does hereby hire and take from Lessor, that certain space designated as Floors 1-8 of Tower I of the office tower ("Office Tower I") known and described as Regal Stemmons Corporate Center, located at 8787 Stemmons Freeway, Dallas, Texas, and that certain space designated as Floors 1-5 of Tower II of the office tower ("Office Tower II") located at 8777 Stemmons Freeway, Dallas, Texas. The aforesaid space leased and let unto Lessee is hereinafter referred to as the "Premises"; the land (including all easement areas appurtenant thereto) upon which the building or buildings of which the Premises are a part is hereinafter referred to as the "Property"; and the Property and all buildings and improvements (including Office Tower I and Office Tower II) and personal property of Lessor used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities, if any, are hereinafter called the "Office Complex." Lessor represents and warrants to Lessee, to Lessor's actual knowledge, that Office Tower I contains approximately 98,957 square feet of rentable area, Office Tower II contains approximately 96,333 square feet of rentable area, and the Office Complex contains approximately 195,290 square feet of rentable area (excluding the 480 square feet of office space on the first floor of Office Tower II occupied by Lessor, or its management company, as a management office).

         Lessee hereby accepts this Lease and the Premises upon the covenants and conditions set forth herein and subject to any covenants, conditions, restrictions and other matters (other than liens) of record and all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises (collectively, the "Applicable Requirements"). Lessor represents and warrants to Lessee that use of the Premises for office purposes is permitted, or will be permitted on or prior to the Commencement Date (hereinafter defined), under all Applicable Requirements, subject to Lessee Finish (defined in Section 16.27 hereof) and obtaining a certificate of occupancy.

         TO HAVE AND TO HOLD THE SAME, without any liability or obligation on the part of Lessor to make any alterations, improvements or repairs of any kind on or about the Premises, except as expressly provided herein, for a term of fifteen (15) years, commencing May 19, 1999, unless sooner terminated in the manner provided hereinafter, to be occupied and used by Lessee for office purposes and for any other lawful purpose consistent with a first class office complex, subject to the covenants and agreements hereinafter contained.

                                    ARTICLE 1
                                    BASE RENT

         SECTION 1.1 BASE RENT. In consideration of the leasing aforesaid, Lessee agrees to pay to Lessor, at 8235 Douglas Avenue, Suite 200, Dallas, Texas 75225, or at such other place as Lessor from time to time may designate in writing, rent in an amount equal to $20.50 per square foot of rentable area contained within the Premises per year for years 1 through 5, and $20.75 per square foot of rentable area contained within the Premises per year for years 6 through 10, and $21.00 per square foot of rentable area contained within the Premises per year for years 11 through 15, sometimes hereinafter referred to as the "Base Rent," payable monthly, in advance, in equal installments of $333,620.42 per month for years 1 through 5, $337,688.96 per month for years 6 through 10, and $341,757.50 per month for years 11 through 15, commencing on the first day of the first month of the term and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the term. If the term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the term or the last month of the term, as the case may be, shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month.

                                    ARTICLE 2
                                 ADDITIONAL RENT

         SECTION 2.1 ADDITIONAL RENT. In addition to the Base Rent payable by Lessee under the provisions of Article 1 hereof, Lessee shall pay to Lessor "Additional Rent" as hereinafter provided for in this Article 2. All sums under this Article and all other sums and charges required to be paid by Lessee under the Lease (except Base Rent), however denoted, shall be deemed to be "Additional Rent." If any

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such amounts or charges are not paid at the time provided in the
Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Base Rent falling due.

         SECTION 2.2 DEFINITIONS. For the purposes of this Article 2, the parties hereto agree upon the following definitions:

         (a) "Lease Year" shall mean each of those calendar years commencing with and including the year during which the term of this Lease commences, and ending with the calendar year during which the term of this Lease (including any extensions or renewals) terminates.

         (b) "Real Estate Taxes" shall mean and include all personal property taxes of Lessor relating to Lessor's personal property located in the Office Complex and used or useful in connection with the operation and maintenance thereof, real estate taxes and installments of special assessments, including interest thereon, relating to the Office Complex, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, against Lessor or all or any part of the Office Complex as a result of Lessor's ownership of the Office Complex, and payable during the respective Lease Year. It shall not include any gross or net income tax, estate tax, or inheritance tax, franchise taxes or taxes imposed as a result of any transfer by Lessor of its interest in this Lease, the Office Complex or any portion thereof.

         (c) "Excess Real Estate Taxes" for an applicable Lease Year shall mean the amount of Real Estate Taxes incurred for such applicable Lease Year in excess of the sum of Real Estate Taxes incurred for 1998.

         (d) "Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance and operation of the Property and Office Complex as determined by Lessor's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, insurance premiums, maintenance and repair costs, steam, electricity, water, sewer, gas and other utility charges, fuel, lighting, window washing, janitorial services, trash and rubbish removal, wages payable to employees of Lessor whose duties are connected with the operation and maintenance of the Property and Office Complex (but only for the portion of their time allocable to work related to the Office Complex), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property and Office Complex, all costs of uniforms, supplies and materials used in connection with the operation and maintenance of the Property and Office Complex, all payroll taxes, unemployment insurance costs, vacation allowances, and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits, and any other expense imposed on Lessor, its contractors or subcontractors, pursuant to law or pursuant to any collective bargaining agreement covering such employees (pro-rated according to the portion of their time allocated to work related to the Office Complex), all services, supplies, repairs, replacements or other expenses for maintaining and operating the Office Complex, reasonable attorneys' fees and costs in connection with appeal or contest of real estate or other taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of an office complex and not specifically set forth herein, including reasonable management fees and the costs of a building office at the Office Complex, including the compensation of an on-site building manager. The term "Operating Expenses" shall not include any capital improvement to the Office Complex other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, legal expenses incident to enforcement by Lessor of the terms of any lease, interest or principal payments on any mortgage or other indebtedness of Lessor, compensation paid to any employee of Lessor above the grade of the on-site building manager or building superintendent, depreciation allowance or expense; costs occasioned by the exercise of eminent domain; overhead and profit increment paid to subsidiaries or other affiliates of Lessor for services on or to the Office Complex and/or Premises to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; fines, penalties, legal fees or costs of litigation incurred due to the late payment of taxes, utility bills and other costs; any penalties or liquidated damages that Lessor pays to Lessee

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                  under this Lease or to any other tenants under their
                  respective leases; costs associated with correcting any violation of any law existing as of the date hereof; rental or lease charges on any equipment or property the acquisition of which would normally be capitalized under generally accepted accounting principals; and all items (including repairs) and services for which Lessee or other tenants pay directly to third parties or for which Lessee or other tenants reimburse Lessor (other than as a reimbursement of Operating Expenses). Notwithstanding the foregoing, in the event Lessor installs equipment in or makes improvements or alterations to the Office Complex which are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses or which are required under any governmental laws, regulations, or ordinances which were not required at the date of commencement of the term of this Lease, Lessor may include in Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis but only to the extent of the savings resulting therefrom. Operating Expenses shall also be deemed to include expenses incurred by Lessor in connection with city sidewalks adjacent to the Property and any pedestrian walkway system (either above or below ground) or other public facility to which Lessor of the Office Complex is from time to time subject in connection with operations of the Property and Office Complex. Notwithstanding any provision contained herein to the contrary, commencing January 1, 1999, in no event shall the amount of Operating Expenses used for purposes of calculating Lessee's Proportionate Share of Operating Expenses exceed in any year the amount of Operating Expenses used for purposes of making such calculation for the prior year by more than six percent (6%).

         (e) "Excess Operating Expenses" shall mean the amount of Operating Expenses incurred for any applicable Lease Year in excess of the sum of Operating Expenses incurred during the first twelve
                  (12) months after the Commencement Date.

         (f) "Lessee's Pro Rata Share of Excess Real Estate Taxes" shall mean a fraction, the numerator of which is the number of rentable square feet contained within the Premises and the denominator of which is the number of rentable square feet contained within Office Tower I and Office Tower II, and, represented as a percentage, is hereby stipulated to be 99.75% of the Excess Real Estate Taxes for the applicable Lease Year. Said percentage has been agreed upon by the parties hereto after due consideration of the rentable area of the Premises compared to the rentable area of Office Tower I and Office Tower II.

         (g) "Lessee's Pro Rata Share of Excess Operating Expenses" shall mean a fraction, the numerator of which is the number of rentable square feet contained within the Premises and the denominator of which is the number of rentable square feet contained within Office Tower I and Office Tower II, and, represented as a percentage, is hereby stipulated to be 99.75% of the Excess Operating Expenses for the applicable Lease Year. Said percentage has been agreed upon by the parties hereto after due consideration of the rentable area of the Premises compared to the rentable area of Office Tower I and Office Tower II.

         SECTION 2.3  NOT APPLICABLE.

         SECTION 2.4  NOT APPLICABLE.

         SECTION 2.5 ESTIMATED EXCESS TAXES AND EXPENSES. As to each Lease Year commencing January 1, 1999, Lessor shall estimate for each such Lease Year (a) the total amount of Excess Real Estate Taxes; (b) the total amount of Excess Operating Expenses; (c) Lessee's Pro Rata Share of Excess Real Estate Taxes; (d) Lessee's Pro Rata Share of Excess Operating Expenses; and (e) the computation of the annual and monthly rental payable during such Lease Year as a result of increases or decreases in Lessee's Pro Rata Share of Excess Real Estate Taxes and Lessee's Pro Rata Share of Excess Operating Expenses. Said estimate shall be in writing and shall be delivered or mailed to Lessee at the Premises.

         SECTION 2.6 PAYMENT OF ADDITIONAL RENT. Lessee shall pay, as Additional Rent, the amount of Lessee's Pro Rata Share of Excess Real Estate Taxes for each Lease Year and Excess Operating Expenses for each Lease Year, so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year. In the event that said estimate is delivered to Lessee after the first day of January of the applicable Lease Year, said amount, so estimated shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the

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balance of such Lease Year, with the number of installments being equal to the number of full calendar months remaining in such Lease Year.

         SECTION 2.7 RE-ESTIMATES OF EXCESS TAXES AND EXPENSE. From time to time during any applicable Lease Year, Lessor may re-estimate the amount of Excess Real Estate Taxes and Excess Operating Expenses and Lessee's Pro Rata Share thereof, and in such event Lessor shall notify Lessee, in writing, of such re-estimate in the manner above set forth and fix monthly installments for the then remaining balance of such Lease Year in an amount sufficient to pay the re-estimated amount over the balance of such Lease Year after giving credit for payments made by Lessee on the previous estimate.

         SECTION 2.8 ADJUSTMENT OF ACTUAL TAXES AND EXPENSE. Upon completion of each Lease Year, Lessor shall cause its accountants to determine the actual amount of Excess Real Estate Taxes and Excess Operating Expenses for such Lease Year and Lessee's Pro Rata Share thereof and deliver a written certification of the amounts thereof to Lessee within ninety (90) days after the end of each Lease Year. If Lessee has paid less than its Pro Rata Share of Excess Real Estate Taxes or its Pro Rata Share of Excess Operating Expenses for any Lease Year, Lessee shall pay the balance of its Pro Rata Share of the same within thirty (30) days after receipt of such statement. If Lessee has paid more than its Pro Rata Share of Excess Real Estate Taxes or its Pro Rata Share of Excess Operating Expenses for any Lease Year, Lessor shall, at Lessee's option, either
(a) refund such excess, or (b) credit such excess against the most current monthly installment or installments due Lessor for its estimate of Lessee's Pro Rata Share of Excess Real Estate Taxes and Lessee's Pro Rata Share of Excess Operating Expenses for the next following Lease Year. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Lessee or credits due Lessee as a result of the provisions of this Article 2 shall be adjusted accordingly. Notwithstanding anything contained herein to the contrary, Lessee shall be entitled to inspect Lessor's books and records relating to Operating Expenses at any time during the term of this Lease by delivering fifteen (15) days prior written notice thereof to Lessor. In the event Lessee's inspection reflects that Lessor's determination of Operating Expenses is in error, Lessor and Lessee shall promptly make any necessary adjustments, and if Lessor's determination is in error by more than five percent (5%), Lessor shall reimburse Lessee for the reasonable cost of such inspection.

         SECTION 2.9 OTHER ADDITIONAL RENT. Further, Lessee shall pay, also as Additional Rent, all other sums and charges required to be paid by Lessee under this lease, and any tax or excise on rents, gross receipts tax, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, against Lessor in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Lessor's receipt of such rents or other charges accruing under this Lease; provided, however, Lessee shall have no obligation to pay gross or net income or franchise taxes of Lessor.

                                    ARTICLE 3
                            BASE AND ADDITIONAL RENT

         SECTION 3.1 INTEREST ON PAST DUE OBLIGATIONS. Any installment of Base Rent, Additional Rent, or other charges to be paid by Lessee accruing under the provisions of this Lease which shall not be paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the date which is ten (10) days after written notice from Lessor that same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances.

         SECTION 3.2 RENT INDEPENDENT. Lessee's covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained, except as otherwise provided herein. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Lessor, except as otherwise provided herein. Base Rent and Additional Rent are sometimes collectively referred to as "Rent." Rent shall be payable without deduction, offset, prior notice or demand, in lawful money of the United States, except as otherwise provided herein.

         SECTION 3.3 LETTER OF CREDIT. As security for its obligations under this Lease, Lessee shall deliver to Landlord an irrevocable standby letter of credit (the "Letter of Credit") issued by a bank with at least One Billion Dollars in assets by June 30, 1998. The Letter of Credit shall be in such amount and shall be released as provided in EXHIBIT "C" attached hereto and made a part hereof for all purposes. Lessor shall be permitted to draw the full amount of the Letter of Credit in the event of a monetary default by Lessee hereunder which is not cured within thirty (30) days after written notice from Lessor or if the Letter of Credit is not renewed at least thirty (30) days prior to its expiration date for so long as it is required to be maintained hereunder. Any amount drawn by Lessor shall be held by Lessor in a separate account or certificate of deposit with a federally insured financial institution and shall serve as security for the obligations of Lessee, and may be applied by Lessor to any damages incurred by Lessor as a result of the breach of Lessee's obligations.



                                    ARTICLE 4
                             POSSESSION OF PREMISES

         SECTION 4.1  NOT APPLICABLE.

         SECTION 4.2 EFFECT OF POSSESSION. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises or the Office Complex or with respect to the suitability or fitness of either for the conduct of Lessee's business or for any other purpose other than that the Premises may be used lawfully for office purposes and that, to Lessor's actual knowledge, the Premises, the Property and the Office Complex are in substantial compliance with all applicable laws, including environmental laws, building and fire codes, and the Americans with Disabilities Act. Nothing contained in this Article shall affect the commencement of the lease term or the obligation of Lessee to pay any Rent due under this Lease except as otherwise provided herein.

         SECTION 4.3 PERMITTED USE. Lessee shall use and occupy the Premises for the purpose described on page 1 of this Lease and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Lessor, which consent Lessee agrees may be withheld by Lessor in its sole and absolute discretion.

         SECTION 4.4 COMPLIANCE WITH ENVIRONMENTAL LAWS. Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials in violation of any applicable law, including any environmental law. Lessee shall not allow the storage or use of such substances or materials in any manner not permitted by all applicable laws, including environmental laws and by the standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Office Complex any such materials or substances except to use in the ordinary course of Lessee's business, and then only after written notice is given to Lessor of the identity of such substances or materials. Without limitation, hazardous substances and material shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials by Lessee, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional charges if such requirement applies to the Premises. In addition, Lessee shall execute affidavits, representations and the like from time to time at Lessor's request concerning Lessee's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Lessee shall indemnify Lessor in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Lessee is in possession, or elsewhere if caused by Lessee or persons acting under Lessee. The within covenants shall survive the expiration or earlier termination of the term of this Lease. Lessor represents and warrants to Lessee that, to Lessor's actual knowledge, the Premises and the Office Complex are in compliance with all environmental laws and that, to Lessor's actual knowledge, except as otherwise disclosed in an environmental report dated December 8, 1997, from Spectrum Assessment and Engineering, Inc., no hazardous materials have been stored, used or released on the Office Complex as of the date of execution of this Lease. Lessor shall indemnify Lessee from any release of hazardous materials on the Premises occurring prior to Lessee's possession of the Premises.

                                    ARTICLE 5
                                    SERVICES

         SECTION 5.1 SERVICES PROVIDED BY LESSOR. Subject to the provisions of
Article 2 hereof, Lessor shall provide the following services on all days excepting Saturdays, Sundays, holidays, and as otherwise stated:

         (a) JANITORIAL SERVICE. Nightly janitorial services Monday through Friday in and about the Premises. The janitorial services furnished to the Premises shall include normal cleaning and upkeep services, normal removal of trash and rubbish, vacuuming and spot cleaning of carpeting, maintenance of towels, tissue and other restroom supplies and such other work as is customarily performed in connection with such nightly janitorial services in an office complex similar in construction, general location, use and occupancy to the Office

                  Complex. Lessor shall also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors in accordance with Lessor's reasonable schedule.

         (b) ELECTRICAL ENERGY. Electrical energy will be provided for lighting and operation of office machines, air conditioning, and heating as required for normal office usage during the normal working hours set forth in subparagraph (c) of this Article. The cost for such electrical energy shall be directly metered and be payable by Lessee. Office machines will include computers, printers, copy machines, scanners, fax machines, electronic and electric typewriters and other office equipment. Lessee shall pay the cost of all equipment and of the installation of all facilities provided and installed by Lessor to provide such electrical capacity in excess of the above normal office standards. Lessee shall not make any installation requiring excess electrical energy without first receiving Lessor's written consent thereto, which shall not be unreasonably withheld; and provided further that Lessee shall pay all costs of installation of facilities necessary to furnish such excess capacity and for such increased electrical usage. All electric lighting bulbs and tubes and all ballasts and starters within the Premises shall be replaced by Lessor at the expense of Lessor. The electrical service required of Lessor by this subparagraph (b), and electricity for other uses consented to by Lessor, shall be available at all times subject to the requirement that Lessee pay for usage in excess of the electrical service to be provided pursuant to the terms of this subparagraph (b).

         (c) HEATING AND AIR CONDITIONING. Heat and air conditioning for normal comfort from 8:00 a.m. to 5:30 p.m., and on Saturdays which are not holidays, from 8:00 a.m. to 1:00 p.m. The cost for such heat and air conditioning shall be directly metered and be payable by Lessee. Air conditioning to the Premises is to be provided based on standard lighting and normal incidental office use only. During other hours, Lessor shall provide such amounts of heating and air conditioning upon a reasonable advance notice from Lessee to Lessor, which advance notice shall not be less than twenty-four (24) hours.

         (d) WATER. Hot and cold water from the regular building outlets and/or as installed by Lessee at Lessee's cost, for lavatory and restrooms and for drinking purposes.

         (e) PASSENGER ELEVATOR SERVICE. Passenger elevator service in common with other tenants to be provided by automatic elevators twenty-four (24) hours per day. Lessor shall have the right to restrict the use of elevators for freight purposes to the freight elevator and to hours to be determined by Lessor. Lessor shall have the right to limit the number of elevators to be in operation on Saturdays, Sundays and holidays.

         (f) PARKING FACILITIES, LANDSCAPED AREAS AND COMMON AREAS. Maintenance in good order, condition and repair of the parking facilities and all driveways leading thereto and keeping the same free from any unreasonable accumulation of snow. Lessor shall keep and maintain the Office Complex and landscaped area and parking facilities and all common areas in a neat and orderly condition, and in first class condition and repair. Lessor shall promptly remove or cause to be removed any unauthorized vehicles from the parking facilities. Lessor reserves the right to designate areas of the appurtenant parking facilities where Lessee, its agents, employees and invitees shall park and may exclude Lessee, its agents, employees and invitees from parking in other areas as designated by Lessor, provided, however, Lessor shall not be liable to Lessee for the failure of any tenant, its invitees, employees, agents, and customers to abide by Lessor's designations or restrictions.

         (g) SECURITY. Security service for the Office Complex 24 hours per day, which shall include, without limitation, at least one (1) uniformed security guard on patrol and existing lighting of the common areas, parking facilities and all other portions of the Office Complex. Lessor shall restrict access to the Office Complex to tenants and other authorized individuals after normal business hours and on weekends and holidays. Notwithstanding the foregoing, Lessor agrees that Lessee shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week. Lessee shall be entitled to provide additional security guard service to the Office Complex and/or the Premises at Lessee's option and expense subject to Lessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

         (h) ACCESS. Access to the Office Complex and Premises at all times.

         SECTION 5.2 LESSEE'S UTILITY SERVICES. Lessee shall be solely responsible for the direct payment of all utilities which are separately metered or separately charged (electric, natural gas, telephone, cable television and any other special utility requirements of Lessee), if any, to the Premises or to the Lessee and shall make such payments to the respective utility companies prior to delinquency. Such amounts shall not be included as Operating Expenses.

         SECTION 5.3 OTHER PROVISIONS RELATING TO SERVICES. No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversy, accidents, inability to obtain fuel or supplies, or other causes beyond Lessor's control shall be deemed an eviction or disturbance of Lessee's use and possession, or render Lessor liable for damages, by abatement of rent or otherwise or relieve Lessee from any obligation herein set forth; provided, however, notwithstanding the foregoing, if such interruption or temporary stoppage substantially interferes with Lessee's use of the Premises, and if same continues for a period in excess of thirty (30) days following written notice from Lessee to Lessor, Lessee shall be entitled to correct the same at Lessor's expense and, if Lessor fails to reimburse Lessee within thirty (30) days after written notice of the cost (and accompanying invoices), to deduct the cost thereof from the Rent next becoming due under the Lease; provided, in no event shall Lessee be entitled to offset more than twenty percent (20%) of monthly Base Rent in any month. In no event shall Lessor be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary guidelines or laws, ordinances or regulations of governmental authority. Lessor reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

         SECTION 5.4 EFFECTS ON UTILITIES. Lessee shall not, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, use any apparatus or device in or about the Premises which shall cause any substantial noise or vibration or which will increase the amount of electricity or water, if any, usually furnished or supplied for use of the Premises as general office space. Lessee shall not connect with electric current or water pipes, except through existing electrical or water outlets already in the Premises, any apparatus or device for the purposes of using electric current or water.

                                    ARTICLE 6
                                    INSURANCE

         SECTION 6.1 LESSOR'S CASUALTY INSURANCE OBLIGATIONS. Lessor shall keep the Office Complex insured for the benefit of Lessor in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs) against:

         (a)      loss or damage by fire; and

         (b) such other risk or risks of a similar or dissimilar nature as are now or may be customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion, and such other coverage as may be deemed necessary by Lessor, providing such additional coverage is obtainable and providing such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex.

         These insurance provisions shall in no way limit or modify any of the obligations of Lessee under any provision of this Lease Agreement. Lessor agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessee and Lessor waives, releases and discharges Lessee from all claims or demands whatsoever which Lessor may have or acquire arising out of damage to or destruction of the Office Complex or loss of use thereof occasioned by fire or other casualty, WHETHER SUCH CLAIM OR DEMAND MAY ARISE BECAUSE OF THE NEGLIGENCE OR FAULT OF LESSEE, ITS AGENTS, EMPLOYEES, CUSTOMERS, CONTRACTORS OR BUSINESS INVITEES, OR OTHERWISE, and Lessor agrees to look to the insurance coverage only in the event of such loss. Insurance premiums paid for insurance coverage required under this
Article 6 by Lessor shall be a portion of the "Operating Expenses" described in
Article 2 hereof.

         SECTION 6.2 LESSEE'S CASUALTY INSURANCE OBLIGATIONS. Lessee shall keep all of its machinery, equipment, furniture, fixtures and personal property (including also property under the care, custody, or control of Lessee) which may be located in, upon, or about the Premises insured for the benefit of Lessee in an amount equivalent to the full insurable value thereof against:

         (a)      loss or damage by fire; and

         (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, and such other coverage as Lessee may deem appropriate or necessary.

         Lessee agrees that such policy or policies of insurance shall permit release of liability as provided herein and/or waiver of subrogation clause as to Lessor and Lessee waives, releases and discharges Lessor, its agents, employees, and contractors from all claims or demands whatsoever which Lessee may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property, and loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessor, its agents, employees, contractors or otherwise, and Lessee agrees to look to the insurance coverage only in the event of such loss.

         SECTION 6.3 LESSOR'S LIABILITY INSURANCE OBLIGATIONS. Lessor shall, as a portion of the Operating Expenses defined in Article 2, maintain, for its benefit and the benefit of its managing agent and Lessee, general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Office Complex, such insurance to afford protection to Lessor and its managing agent to the limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in respect to injury or death to a single person, and to the limit of not less than Five Million and No/100 Dollars ($5,000,000.00) in respect to any one accident, and to the limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in respect to any property damage. Lessor shall provide Lessee with evidence that it has satisfied its insurance obligations hereunder upon request therefor.

         SECTION 6.4 LESSEE'S LIABILITY INSURANCE OBLIGATIONS. Lessee shall, at Lessee's sole cost and expense but for the mutual benefit of Lessor, its managing agent and Lessee, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Lessor, its managing agent and Lessee to the limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in respect to the injury or death to a single person, and to the limit of not less than Five Million and No/100 Dollars ($5,000,000.00) in respect to any one accident, and to the limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in respect to any property damage. Such policies of insurance shall be written in companies reasonably satisfactory to Lessor, naming Lessor and its managing agent as additional insureds thereunder, and such policies, or a memorandum or certificate of such insurance, shall be delivered to Lessor endorsed "Premium Paid" by the company or agency issuing the same or accompanied by other evidence satisfactory to Lessor that the premium thereon has been paid. Any such coverage shall be deemed primary to any liability coverage secured by Lessor. Such insurance shall also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

         SECTION 6.5 INDEMNIFICATION. Lessor agrees to indemnify, protect, defend and hold Lessee and Lessee's shareholders, employees, lender and agents harmless from and against any and all uninsured claims, costs, liabilities, actions and damages, including without limitation, reasonable attorneys' fees and costs on behalf of any person or persons, firm or firms, corporation or corporations, arising from any accident, injury or damage to the extent that same occurred prior to the Commencement Date or was caused by Lessor, its agents, and employees to any person, firm or corporation occurring during the term of this Lease or any extension or renewal hereof, in or about the Office Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities in or about any such uninsured claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessee or its agents by reason of any such uninsured claim, Lessor, upon notice from Lessee, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessee.

         Lessee agrees to indemnify, protect, defend and hold Lessor and Lessor's shareholders, employees, lender and managing agent harmless from and against any and all uninsured claims, costs, liabilities, actions, and damages, including, without limitation, reasonable attorneys' fees and costs on behalf of any person or persons, firm or firms, corporation or corporations, arising from any act or negligence on the part of Lessee or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Lessee, its agents, and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and Office Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor or its managing agent by reason of any such claim,

Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor.

         SECTION 6.6 LESSEE'S WAIVER. Lessee agrees, to the extent not expressly prohibited by law, that Lessor, its agents, employees and servants shall not be liable, and Lessee waives all claims for damage to property and business sustained during the term of this Lease by Lessee occurring in or about the Office Complex, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Office Complex, or any part thereof, or from equipment or appurtenances becoming out of repair or from accident, or from any occurrence or act or omission of Lessor, its agents, employees or servants, or any tenant or occupant of the Office Complex or any other person, other than damage resulting from the intentional misconduct or gross negligence of Lessor, its agents, employees or servants, or the breach by Lessor of its obligations under this Lease. This paragraph shall apply especially but not exclusively, to damage caused by aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Office Complex or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

         SECTION 6.7 LESSOR'S DEDUCTIBLE AND LESSEE'S PROPERTY. Provisions herein to the contrary notwithstanding, in the event any damage to the Office Complex results solely from the gross negligence or willful misconduct of Lessee, its agents, employees or invitees, and all or any portion of Lessor's loss is "deductible," Lessee shall pay to Lessor the amount of such deductible loss (not to exceed $1,000 per event).

         SECTION 6.8 LESSEE'S PROPERTY. All property in the Office Complex or on the Premises belonging to Lessee, its agents, employees, invitees or otherwise located at the Premises, shall be at the risk of Lessee only, and Lessor shall not be liable for damage thereto or theft, misappropriation or loss thereof unless caused solely by the gross negligence or willful misconduct of Lessor and Lessee agrees to defend and hold Lessor, its agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property.

         SECTION 6.9 INCREASE IN INSURANCE. Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect in any other way any fire or other insurance upon the Office Complex or any of its contents, or cause a cancellation of any insurance policy covering the Office Complex or any of its contents. Notwithstanding anything to the contrary contained herein, Lessee shall, within thirty (30) days following its receipt of written demand, reimburse Lessor for the full amount of any additional premium charged for such policy by reason of Lessee's failure to comply with the provisions of the paragraph, it being understood that such demand for reimbursement shall not be Lessor's exclusive remedy. Lessee shall , within thirty (30) days following its receipt of written demand, reimburse Lessor for any additional premium charged for any such policy by reason of Lessee's failure to comply with the provisions of this Article.

         SECTION 6.10 LESSEE'S FAILURE TO INSURE. In the event Lessee fails to provide Lessor with evidence of insurance required under this Article 6, Lessor may, but shall not be obligated to, without further demand upon Lessee, and without waiving or releasing Lessee from any obligation contained in this Lease, effect such insurance and Lessee agrees to repay, upon demand, all such sums incurred by Lessor in effecting such insurance. All such sums shall become a part of the Additional Rent payable hereunder, but no such payment by Lessor shall relieve Lessee from any default under this Lease.

                                    ARTICLE 7
                        CERTAIN RIGHTS RESERVED BY LESSOR

         SECTION 7.1 RIGHTS RESERVED BY LESSOR. Lessor reserves the following rights exercisable without notice and without liability to Lessee and without effecting an eviction, constructive or actual, or disturbance of Lessee's use or possession, or giving rise to any claim for setoff or abatement of rent:

         (a) CONTROL SIGNAGE. To control, install, affix and maintain any and all signs on the Property, or on the exterior of the Office Complex and in the corridors, entrances and other common areas thereof, except those signs within the Premises not visible from outside the Premises, subject to applicable law. Notwithstanding anything to the contrary contained herein, subject to Article 8, the Building Rules and Regulations (attached hereto as EXHIBIT "A") and compliance with applicable laws and ordinances, Lessee may, at its sole expense, install one (1) sign on each office tower of the Office Complex in a location and or a design that is mutually acceptable to Lessor and Lessee, such signage to be substantially similar to the design attached hereto as EXHIBIT "B".

         (b) RETAIN KEYS. To retain at all times and to use in appropriate instances keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Lessor. This provision shall not apply to Lessee's safes, or other areas maintained by Lessee for the safety and security of monies, securities, negotiable instruments or similar items, or proprietary or confidential information.

         (c) MAKE REPAIRS. To make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Office Complex, or any part thereof, and for such purposes to enter upon the Premises, and during the continuation of any of said work, to temporarily close doors, entryways, public spaces, and corridors in the Office Complex and to interrupt or temporarily suspend services and facilities.

         (d) REGULATE HEAVY EQUIPMENT. To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Office Complex, such approval not to be unreasonably withheld, conditioned or delayed, and to require all such items to be moved into and out of the Office Complex and the Premises only at such times and in such manner as Lessor shall reasonably direct in writing.

         (e) EXCLUSIVE BUSINESSES. To grant to anyone the exclusive right to conduct any particular business or undertaking in the Office Complex other than general office use, including but not limited to the following businesses: banks, savings and loan associations, restaurants, cafeterias, candy and/or tobacco shops, and other stores selling retail products.

         SECTION 7.2 EMERGENCY ENTRY. Lessor and its agents may enter the Premises at any time in case of emergency and shall have the right to use any and all means which Lessor may deem proper to open such doors during an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Lessor in the event of an emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or to be an eviction of Lessee from the Premises or any portion thereof.

         SECTION 7.3 EXHIBITION OF PREMISES. Lessee shall permit Lessor and its agents, upon at least twenty-four (24) hours prior notice, to enter and pass through the Premises or any part thereof at reasonable times during normal business hours to: (a) post notices of nonresponsibility; (b) exhibit the Premises to holders of encumbrances on the interest of Lessor under the Lease and to prospective purchasers, mortgagees or lessees of the Office Complex; and
(c) during the period of six (6) months prior to the expiration of the Lease Term, exhibit the Premises to prospective lessees thereof, provided, in each case, that Lessor shall not unreasonably interfere with Tenant's use and occupancy of the Premises. If during the last month of the Lease Term, Lessee shall have removed substantially all of Lessee's property and personnel from the Premises, Lessor may, with the prior written consent of Lessee, which consent may not be unreasonably withheld or delayed, enter the Premises and repair, alter, and redecorate the same, without abatement of Rent and without liability to Lessee; and such acts shall have no effect on this Lease.

         SECTION 7.4 RIGHT OF LESSOR TO PERFORM. All covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any abatement of Rent, except as otherwise provided herein. If Lessee shall fail to pay any sum of money (other than Rent due Lessor) required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, including, but not limited to, the failure to commence and complete repairs promptly and adequately, and the failure to remove any liens or otherwise to perform any act or fulfill any obligation required of Lessee under this Lease within any applicable notice and cure periods provided herein, Lessor may, but shall not be obligated to do so, and without waiving or releasing Lessee from any obligations of Lessee, make any such payment or perform any such act on Lessee's part to be made or performed as in this Lease provided. All sums so paid by Lessor and all necessary incidental costs, together with an administrative charge in the amount of five percent (5%) of any costs incurred by Lessor, and interest thereon at the maximum rate per annum then permitted by law accruing from the date which is ten (10) days following Lessee's receipt of written notice that same has been paid or incurred by Lessor until reimbursed to Lessor by Lessee, shall be payable to Lessor by Lessee as Rent within thirty (30) days following Lessee's receipt of written demand and Lessee covenants to pay all such sums. Lessor shall have (in addition to any other right or remedy of Lessor) the same rights and remedies in the event of Lessee's nonpayment of such sums, as in the case of default by Lessee in the payment of Rent to Lessor.

                                    ARTICLE 8
                          ALTERATIONS AND IMPROVEMENTS

         SECTION 8.1 PROCEDURES FOR LESSEE'S IMPROVEMENTS. Except as provided in
SECTION 16.27 hereof, Lessee shall not make any improvements, alterations, additions or installations in or to the Premises (hereinafter referred to as the "Work") without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, Lessor may withhold its consent, in its sole discretion, to any structural alterations, exterior alterations or other alterations that are visible within the common areas of the Office Complex ("Major Alterations"). Before commencement of the Work or delivery of any materials to be used in the Work to the Premises or into the Office Complex, Lessee shall furnish Lessor with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and an indemnification in such form and amount as may be reasonably satisfactory to Lessor. Lessee agrees to defend and hold Lessor forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with said improvements, alterations, additions or installations. All Work shall be done only by contractors or mechanics reasonably approved by Lessor and at such time and in such manner as Lessor may from time to time reasonably designate. All work done by Lessee, its agents, employees, or contractors shall be done in such a manner as to avoid labor disputes. Lessee shall pay the cost of all such improvements, alterations, additions or installations (including a reasonable charge for Lessor's services and for Lessor's inspection and engineering time), and also the cost of painting, restoring, or repairing the Premises and the Office Complex occasioned by such improvements, alterations, additions or installations. Upon completion of the Work, Lessee shall furnish Lessor with contractor's affidavits or unconditional lien releases and full and final waivers of liens, and receipted bills covering all labor and materials expended and used. The Work shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Lessee shall permit Lessor to inspect construction operations in connection with the Work. Lessee shall not be allowed to make any alterations, modifications, improvements, additions, or installations if such action results or would result in a labor dispute or otherwise would materially interfere with Lessor's operation of the Office Complex. Lessor, by written notice to Lessee given at or prior to termination of this Lease, may require Lessee to remove any improvements, additions or installation installed by Lessee in the Premises at Lessee's sole cost and expense, and repair or restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Lessee shall remove shall be those specified in such notice. With respect to approval rights granted to Lessor in this Article 8 for other than Major Alterations, Lessor's approval shall be deemed given following the expiration of thirty (30) days after Lessee delivers to Lessor in writing plans and specifications for the item or items for which Lessor's approval is sought if Lessor has not sooner disapproved same.

         SECTION 8.2 FREEDOM FROM LIENS. Lessee shall keep the Premises and the Office Complex free from any liens arising out of any work performed, material furnished or obligations incurred by Lessee, and shall indemnify, protect, defend and hold Lessor harmless from any liens and encumbrances arising out of any work performed or material furnished by or at the direction of Lessee. In the event that Lessee shall not, within thirty (30) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of and/or defense against the claim giving rise to such lien. All such sums paid by Lessor and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable as Additional Rent to Lessor by Lessee on demand with interest at the maximum rate per annum then permitted by law accruing from the date which is five (5) days following Lessee's receipt of written notice that same has been paid or incurred by Lessor until reimbursed to Lessor by Lessee.

         SECTION 8.3 ALTERATIONS A PART OF THE PREMISES. Any permanent additions to, or alterations of, the Premises, except as specified in Lessor's notice to Lessee, shall become at once a part of the Premises and belong to Lessor without compensation to Lessee. The foregoing shall not be applicable to removable equipment, trade fixtures, shelving, attached modular furniture or Lessee's personal property, which Lessee shall remove, and upon removal shall repair any damage to the Premises due to such removal.

                                    ARTICLE 9
                                     REPAIRS

         SECTION 9.1 LESSEE'S REPAIR OBLIGATIONS. Subject to Article 6 hereof, Lessee shall, during the term of this Lease, at Lessee's expense, keep the Premises in as good order, condition and repair as they were at the time Lessee took possession of the same, reasonable wear and tear and damage from fire and other casualties and/or which is the responsibility of Lessor excepted. Lessee shall keep the Premises in a neat and sanitary condition and shall not commit any nuisance or waste on the Premises or in, on, or about the Office Complex, throw improper substances in the plumbing facilities, or waste any of the utilities furnished by the Lessor. All uninsured damage or injury to the Premises, or to the Office Complex caused by Lessee moving furniture, fixtures, equipment, or other devices in or out of the Premises or Office Complex or by installation or removal of furniture, fixtures, equipment, devices or other property of Lessee, its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct, or other cause of Lessee, its servants, employees, agents, visitors, or licensees, shall be repaired, restored and replaced promptly by Lessee at its sole cost and expense. All repairs, restorations and replacements shall be in quality and class equal to the original work and shall comply with all requirements of the Lease.

         SECTION 9.2 LESSOR'S INSPECTION. Lessor or its employees, or agents, shall have the right to enter the Premises following at least twelve (12) hours prior notice thereof to Lessee (except that no prior notice to Lessee shall be required in the event of an emergency or for the performance of cleaning, janitorial and any other service required to be performed by Lessor under this Lease) at any reasonable time or times for the purpose of inspection, cleaning, repairs, altering, or improving the same but nothing contained herein shall be construed as imposing any obligation on Lessor to make any repairs, alterations or improvements which are the obligation of Lessee; provided, however, that Lessor shall not unreasonably interfere with Lessee's use and occupancy of the Premises.

         SECTION 9.3 JOINT INSPECTION UPON VACATION. Lessee shall give written notice to Lessor at least thirty (30) days prior to vacating the Premises for the express purpose of arranging a meeting with Lessor for a joint inspection of the Premises. In the event of Lessee's failure to give such notice and arrange such joint inspection, Lessor's inspection at or after Lessee's vacation of the Premises shall be conclusively deemed correct for purposes of determining Lessee's responsibility for repairs and restoration hereunder.

         SECTION 9.4 LESSOR'S REPAIR OBLIGATIONS. Lessor shall, during the term of this Lease, at Lessor's expense, keep the common areas, landscaping, parking facilities and the roof, foundation, slab, floors, exterior walls and load bearing columns and all other structural, mechanical, electrical and plumbing portions of the Office Complex in first class condition and repair and in a neat, clean and healthful manner. All repairs, restorations and replacements shall be performed in good and workmanlike manner and in quality and class equal to the original work and shall comply with all requirements of the Lease. If Lessor fails to perform any of Lessor's obligations under this paragraph, and if such failure continues for thirty (30) days after written notice thereof is delivered to Lessor (provided, that, in the event of an emergency or situation where damage to person or property is at risk, no notice shall be required), Lessee may perform such obligation, in which event, Lessor shall pay to Lessee the reasonable cost incurred by Lessee in performing such obligation within thirty (30) days after demand therefor (with accompanying paid invoices), failing which Lessee shall be entitled to offset such sums against the Rent becoming due under this Lease, provided any offset shall not exceed twenty percent (20%) of monthly Base Rent until such offset has been fully made. In the event the expenditure cannot be fully recouped from the next monthly payment of Base Rent as a result of such limitation, Lessee shall be entitled to recover interest with respect to each subsequent monthly offset from the date of the expenditure to the date of offset at a per annum rate equal to the bank prime rate publicized in the WALL STREET JOURNAL, as the same may change from time to time.

                                   ARTICLE 10
                            ASSIGNMENT AND SUBLETTING

         SECTION 10.1 PROCEDURE FOR OBTAINING LESSOR'S CONSENT. Lessee shall not, without the prior written consent of Lessor, (a) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (b) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (c) sublet the Premises or any part thereof; or (d) permit the use of the Premises by any parties other than Lessee, its agents and employees. Lessee shall seek such written consent of Lessor by a written request therefor, setting forth such information as Lessor may deem reasonably necessary. Lessee shall, by notice in writing, advise Lessor of its intention from, on and after a stated date (which shall not be less than thirty (30) days after date of Lessee's notice), to assign this Lease or to sublet any part or all of the Premises for the balance or any part of the term. Lessee's notice shall include all of the terms of the proposed assignment or sublease and shall state the consideration therefor. In such event, Lessor shall have the right to be exercised by giving written notice to Lessee within thirty (30) days after receipt of Lessee's notice, to recapture the space described in Lessee's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Lessee's notice; provided, however, that Lessor shall not have such right to recapture if the proposed assignment is a transfer of the stock of Lessee as described in SECTION 10.5 hereof. Lessee's notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Lessor with Lessee's notice. If Lessee's notice shall cover all of the Premises, and Lessor shall have exercised its foregoing recapture right, the term of this Lease shall expire and end on the date stated in Lessee's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the term. If, however this Lease be canceled with respect to less than the entire Premises, the Base Rent and Additional Rent shall be equitably adjusted by Lessor with due consideration of the size, location, type and quality of the portion of the Premises so remaining after the "recapture" and such rent shall be reduced accordingly from and after the termination date for said portion, and this Lease as so amended shall continue thereafter in full force and effect. The rent adjustments provided for herein shall be evidenced by an amendment to Lease executed by Lessor and Lessee. If this Lease shall be terminated in the manner aforesaid, either as to the entire Premises or only a portion thereof, to such extent the term of this Lease shall end upon the appropriate effective date of the proposed sublease or assignment as if that date had been originally fixed in this Lease for such expiration, and in the event of a termination affecting less than the entire Premises, Lessee shall comply with Article 13 ("Surrender of Premises") of this Lease with respect to such portion of the Premises affected thereby.

         SECTION 10.2 DISCHARGE OF COMMISSION. Lessee shall, at its sole cost and expense, discharge in full (a) any outstanding commission obligation on the part of Lessor with respect to this Lease in the event that all or any portion of this Lease is recaptured pursuant to this ARTICLE 10, and (b) any commission which may be due and owing as a result of any proposed assignment or subletting, whether or not the subject portion of the Premises is "recaptured" pursuant thereto and rented by Lessor to the proposed tenant or any other tenant.

         SECTION 10.3 RIGHT TO RECAPTURE NOT EXERCISED. If Lessor, upon receiving Lessee's notice with respect to any such space, shall not exercise its right to recapture as aforesaid, Lessor will not unreasonably withhold its consent to Lessee's assignment of the Lease or subletting such space to the party identified in Lessee's notice, provided, however, that in the event Lessor consents to any such assignment or subletting, and as a condition thereto, Lessee shall pay to Lessor ninety percent (90%) of all profit derived by Lessee from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all rent payable by such assignee or sublessee in excess of the Base Rent, and rent adjustments, payable by Lessee under this Lease. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Lessor shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.

         SECTION 10.4 LESSEE'S PROFIT STATEMENT. Lessee shall and hereby agrees that it will furnish to Lessor upon request from Lessor a complete statement, certified by an independent certified public accountant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Lessee agrees that Lessor or its authorized representatives shall be given access at all reasonable times to the books, records and papers of Lessee relating to any such assignment or subletting, and Lessor shall have the right to make copies thereof. The percentage of Lessee's profit due Lessor hereunder shall be paid to Lessor within five (5) days of receipt by Lessee of all payments made from time to time by such assignee or sublessee to Lessee.

         SECTION 10.5 LESSEE'S CHANGES DEEMED AN ASSIGNMENT. For purposes of the foregoing, any change in the partners of Lessee, if Lessee is a partnership which results in a transfer of at least fifty percent (50%) or more of the interests in the partnership, or, if Lessee is a corporation, any transfer of at least fifty percent (50%) of the shares of stock of Lessee by sale, assignment, operation of law or otherwise, shall be deemed to be an assignment within the meaning of this Article 10; provided, however, that the sale of stock in a public offering for an aggregate price of at least Twenty Million Dollars ($20,000,000.00) shall not be deemed to be an assignment within the meaning of this ARTICLE 10.

         SECTION 10.6 CONTINUING LESSEE LIABILITY. Any subletting or assignment hereunder shall not release or discharge Lessee of or from any liability, whether past, present or future, under this Lease, and Lessee shall continue fully liable thereunder. The subtenant or subtenants or assignee shall agree in a form satisfactory to Lessor to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Lessee shall deliver to Lessor promptly after execution an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Consent by Lessor to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Lessor's rights under this Article 10 as to any subsequent assignment or subletting.

         SECTION 10.7 VOID TRANSFERS. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article 10 shall be of no effect and void. Lessor's right to assign its interest in this Lease shall remain unqualified. Lessor may make a reasonable charge to Lessee for any reasonable attorneys' fees or expenses incident to a review of any documentation related to any proposed assignment or subletting by Lessee. Notwithstanding anything contained herein to the contrary, Lessee shall be entitled, without otherwise complying with the provisions of this Article 10, to assign this Lease or sublet the Premises to any parent, affiliate or subsidiary of Lessee, without first obtaining Lessor's consent; provided, Lessee shall remain fully liable for the obligations of this Lease, and the assignee or sublessee shall assume all obligations of Lessee hereunder.

         SECTION 10.8 PROHIBITED TRANSFEREES. Notwithstanding anything to the contrary in this Lease, Lessee shall not assign its rights under this Lease or sublet all or any part of the Premises to a person, firm or corporation which is (or, immediately prior to such subletting or assignment, was) a tenant or occupant of the Office Complex or the building located at 7701 Stemmons Freeway, Dallas, Texas, or any office building on property contiguous to the Office Complex owned by Lessor under the Lease.

         SECTION 10.9 CRITERIA FOR WITHHOLDING CONSENT. The consent of Lessor to a transfer may not be unreasonably withheld, conditioned or delayed, provided that should Lessor withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable:

         (a) Financial strength of the proposed transferee is not at least equal to that of Lessee at the time of execution of this Lease or of lessees occupying comparable premises in the Office Complex or in other buildings owned or operated by Lessor located in the same metropolitan area as the Office Complex;

         (b) A proposed transferee whose occupation of the Premises would cause a diminution in the reputation of the Office Complex or the other businesses located therein;

         (c) A proposed transferee whose occupancy will require any material variation in the terms and conditions of this Lease.

         Lessee agrees that its personal business skills and philosophy were an important inducement to Lessor for entering into this Lease and that Lessor may reasonably object to the transfer of the Premises to another whose proposed use, while permitted by this Lease, would involve a different, quality, manner or type of business skills than that of Lessee.

                                   ARTICLE 11
                        DAMAGE BY FIRE OR OTHER CASUALTY

         SECTION 11.1 TENANTABLE WITHIN 240 DAYS. If fire or other casualty shall render the whole or any material portion of the Premises untenantable, and the Premises can reasonably be expected to be made tenantable within two hundred forty (240) days from the date of such event, then Lessor shall repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible within such two hundred forty (240) day period (subject to delays for causes beyond Lessor's reasonable control) and notify Lessee that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the Rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). If Lessor is required to repair the Office Complex and/or the Premises as aforesaid, said work shall be undertaken and prosecuted with all due diligence and speed, and shall be completed within two hundred forty (240) days following the date of such fire or other casualty (subject to force majeure) failing which, Lessee shall be entitled to terminate this Lease in the event that such repairs are not completed within sixty (60) days after written notice from Lessee that Lessee desires to terminate this Lease because such repairs have not been completed within such two hundred forty (240) day period.

         SECTION 11.2 NOT TENANTABLE WITHIN 240 DAYS. If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within two hundred forty (240) days from the date of such event, then either party, by notice in writing to the other mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty
(30) days from the date of such notice.

         SECTION 11.3 OFFICE COMPLEX SUBSTANTIALLY DAMAGED. In the event that more than fifty percent (50%) of the value of the Office Complex is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction can be made tenantable within two hundred forty (240) days thereafter, then at Lessor's or Lessee's option, by written notice to the other, mailed within forty-five (45) days from the date of such damage or destruction, either party may terminate this Lease effective upon the date ninety (90) days after such notice.

         SECTION 11.4 DEDUCTIBLE PAYMENTS. If the Premises or the Office Complex is damaged, and such damage is of the type insured against under the fire and special form property damage insurance maintained by Lessor hereunder, the cost of repairing said damage up to the amount of the deductible under said insurance policy shall be included as a part of the Operating Expenses.

         SECTION 11.5 LESSOR'S REPAIR OBLIGATIONS. If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within two hundred forty (240) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein or in the event that more than fifty percent (50%) of the value of the Office Complex is damaged or destroyed by fire or other casualty, and neither party terminates this Lease pursuant to its option granted herein, or in the event that fifty percent (50%) or less of the value of the Office Complex is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then Lessor shall repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed (subject to delays for causes beyond Lessor's reasonable control) and shall be completed within two hundred forty (240) days following the date of such fire or other casualty (subject to force majeure) failing which, Lessee shall be entitled to terminate this Lease in the event that such repairs are not completed within sixty (60) days after written notice from Lessee that Lessee desires to terminate this Lease because such repairs have not been completed within such 240 day period. Rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). In no event shall Lessor be obligated to repair or restore any special equipment or improvements installed by Lessee at Lessee's expense.

         SECTION 11.6 RENT APPORTIONMENT. In the event of a termination of this Lease pursuant to this Article 11, Rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

                                   ARTICLE 12
                                 EMINENT DOMAIN

         SECTION 12.1 LESSEE'S TERMINATION. If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render (in Lessee's reasonable judgment) the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and Lessor shall make a pro rata refund of any prepaid rent. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Lessor, Lessee hereby assigning to Lessor its interest, if any, in said award; provided, however, Lessor shall have no interest in any award made to Lessee for loss of business or goodwill. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Office Complex is taken by public authority under the power of eminent domain, then either party may terminate this Lease by delivering, within sixty (60) days after possession is taken, written notice thereof to the other party, which termination shall be effective as of the date ninety (90) days after such termination notice is given.

         SECTION 12.2 LESSEE'S PARTICIPATION. Provisions in this Article 12 to the contrary notwithstanding, Lessee shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Lessee's movable trade fixtures and equipment and for moving expenses; provided, however, Lessee shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold. Provisions in this Article 12 to the contrary notwithstanding, in the event of a partial condemnation of the Office Complex or the Premises and this Lease is not terminated, Lessor shall, at its sole cost and expense, restore the Premises and Office Complex to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the fair market rent of the Premises after such taking and after same has been restored to a complete architectural unit, and the denominator of which is the fair market rent of the Premises prior to such taking.

                                   ARTICLE 13
                              SURRENDER OF PREMISES

         SECTION 13.1 SURRENDER OF POSSESSION. On the last day of the term of this Lease, or on the sooner termination thereof, Lessee shall peaceably surrender the Premises in good condition and repair consistent with Lessee's duty to make repairs as herein provided. On or before the last day of the term of this Lease, or the date of sooner termination thereof, Lessee shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises, and all property not removed shall be deemed abandoned. Lessee hereby appoints Lessor its agent to remove all abandoned property of Lessee from the Premises upon termination of this Lease and to cause its transportation and storage for Lessee's benefit, all at the sole cost and risk of Lessee and Lessor shall not be liable for damage, theft, misappropriation or loss thereof and Lessor shall not be liable in any manner in respect thereto. Lessee shall pay all reasonable costs and expenses of such removal, transportation and storage. Lessee shall leave the Premises in good order, condition and repair, reasonable wear and tear and damage from fire and other casualty or which is the responsibility of Lessor excepted. Lessee shall reimburse Lessor within thirty (30) days following its receipt of written demand for any expenses incurred by Lessor with respect to removal, transportation, or storage of abandoned property and with respect to restoring said Premises to the condition required by this Lease. All alterations, additions and fixtures, other than Lessee's furniture, personal property, trade fixtures and equipment which have been made or installed by either Lessor or Lessee upon the Premises, shall remain the property of Lessor and shall be surrendered with the Premises as a part thereof. If the Premises are not surrendered at the end of the term or sooner termination thereof, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys' fees resulting therefrom. Lessee shall promptly surrender all keys for the Premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of combinations on any vaults, locks and safes left on the Premises.

         SECTION 13.2 LESSEE RETAINING POSSESSION. In the event Lessee remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, but with Lessor's written consent, it shall be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be escalated to Lessor's then current base rent for the Premises according to Lessor's then current rental rate schedule for prospective tenants, but not in excess of 150% of the Base Rent otherwise payable under the Lease. In the event Lessee remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Lessor's written consent, Lessee shall be deemed to be occupying the Premises without claim of right and Lessee shall pay Lessor for all costs arising out of loss or liability resulting from delay by Lessee in so surrendering the Premises as above provided and shall pay a charge for each day of occupancy an amount equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent (on a daily basis) payable under this Lease upon expiration.

                                   ARTICLE 14
                                DEFAULT OF LESSEE

         SECTION 14.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (in this Article sometimes called "Event of Default") shall constitute a default and breach of this Lease by Lessee:

         (a) If Lessee fails to pay any Base Rent or Additional Rent payable under this Lease or fails to pay any obligation required to be paid by Lessee when and as the same shall become due and payable, and such default continues for a period of ten (10) days after written notice thereof given by Lessor to Lessee.

         (b) If Lessee fails to perform any of Lessee's nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Lessor; provided that if more time is required to complete such performance, Lessee shall not be in default if Lessee commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. The notice required by this subsection is intended to satisfy any and all notice requirements imposed by law on Lessor and is not in addition to any such requirement.

         (c) If Lessee, by operation of law or otherwise, violates the provisions of Article 10 hereof relating to assignment, sublease, mortgage or other transfer of Lessee's interest in this Lease or in the Premises or in the income arising therefrom.

         (d) If Lessor discovers that any financial statement, warranty, representation or other information given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, in connection with this Lease, was materially false or misleading when made or furnished.

         (e) Lessee, by operation of law or otherwise, violates the provisions of Section 4.4 relating to compliance with environmental laws.

         (f) If (i) Lessee makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Lessee and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in the Lease and possession is not restored to Lessee within sixty (60) days; or (iv) if substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty
                  (60) days. If a court of competent jurisdiction determines that any of the acts described in this subsection does not constitute an Event of Default and a trustee is appointed to take possession (or if Lessee remains a debtor in possession) and such trustee or Lessee transfers Lessee's interest hereunder, then Lessor shall receive, as Additional Rent, the difference between the Rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Lessee hereunder. As used in this subsection, the term "Lessee" shall also mean any guarantor of Lessee's obligations under this Lease. If any such Event of Default shall occur, Lessor, at any time during the continuance of any such Event of Default, may give written notice to Lessee stating that this Lease shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease, and all rights of Lessee under this Lease, including all rights of renewal whether exercised or not, shall expire and terminate, or in the alternative or in addition to the foregoing remedy, Lessor may assert and have the benefit of any other remedy allowed herein, at law, or in equity.

         SECTION 14.2 LESSOR'S REMEDIES. Upon the occurrence and during the continuance of an Event of Default by Lessee, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have, Lessor shall be entitled to the rights and remedies set forth below.

         (a) TERMINATION OF POSSESSION. Terminate Lessee's right to possession of the Premises by any lawful means, in which case the Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall have the immediate right to reenter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Lessor shall have the right to change the locks on any door of the Premises without notifying Lessee of the name, address or telephone number of an individual or company from whom a new key may be obtained, nor shall Lessor have any obligation to provide a new key to Lessee until such time as all Events of Default have been cured and Lessee has provided to Lessor additional security for or further assurances of Lessee's future performance of all Lessee's obligations arising under this Lease, such security and assurances to be satisfactory to Lessor in the exercise of Lessor's sole and absolute discretion. In the event that Lessor shall elect to so terminate this Lease, then Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including:

                  (i) The equivalent of the amount of the Base Rent and Additional Rent which would be payable under this Lease by Lessee if this Lease were still in effect, less

                  (ii) The net proceeds of any reletting affected pursuant to the provisions of Section 14.2 hereof after deducting all of Lessor's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation of the Premises, or any portion thereof, for such reletting.

                  Lessee shall pay such current damages in the amount determined in accordance with the terms of this Section 14.2 as set forth in a written statement thereof from Lessor to Lessee (hereinafter called the "Deficiency"), to Landlord in monthly installments on the days on which the Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise.

         (b) DAMAGES. In lieu of recovering the monthly Deficiency as set forth in Section 14.2, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, within thirty
                  (30) days after its receipt of written demand, as and for final damages for Lessee's default, an amount equal to the difference between the then present worth of the aggregate of the Base Rent and Additional Rent and any other charges to be paid by Lessee hereunder for the unexpired portion of the term of this Lease (assuming this Lease had not been so terminated), and the then present worth of the then aggregate fair and reasonable fair market rent of the Premises for the same period. In the computation of present worth, a discount at the rate of 6% per annum shall be employed. If the Premises, or any portion thereof, shall be relet by Lessor for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of Rent reserved upon such reletting shall, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained or contained in Section 14.2 shall limit or prejudice the right of Lessor to prove for and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

         (c) REENTRY AND REMOVAL. Upon the occurrence and during the continuance of an Event of Default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to reenter the Premises to remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. If Lessor shall elect to reenter the Premises, Lessor shall not be liable for damages by reason of such reentry.

         (d) NO TERMINATION; RECOVERY OF RENT. If Lessor does not elect to terminate this Lease as provided in this Section 14.2, then Lessor may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter before the default is cured, Lessor may elect to terminate this Lease and to recover damages to which Lessor is entitled.

         (e) RELETTING THE PREMISES. In the event that Lessor should elect to terminate this Lease and to relet the Premises, it may execute any new lease in its own name. Lessee hereunder shall have no right or authority whatsoever to collect any Rent from such Lessee. The proceeds of any such reletting shall be applied as follows:

                  (i) First, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor, including but not limited to storage charges or brokerage commissions owing from Lessee to Lessor as the result of such reletting;

                  (ii) Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Lessor deems reasonably necessary and advisable and reasonable attorneys' fees incurred by Lessor in connection with the retaking of the said Premises and such reletting;

                  (iii) Third, to the payment of Rent and other charges due and unpaid hereunder; and

                  (iv) Fourth, to the payment of future Rent and other damages payable by Lessee under this Lease.

         The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Premises and/or Office Complex, and/or claim or injury or damage.

         SECTION 14.3 WRITTEN NOTICE OF TERMINATION REQUIRED. Lessor shall not be deemed to have terminated this Lease and the Lessee's right to possession of the leasehold or the liability of Lessee to pay Rent thereafter to accrue or its liability for damages under any of the provisions hereof, unless Lessor shall have notified Lessee in writing that it has so elected to terminate this Lease. Lessee covenants that the service by Lessor of any notice pursuant to the applicable unlawful detainer statutes of the state in which the Office Complex is located and the Lessee's surrender of possession pursuant to such notice shall not (unless Lessor elects to the contrary at the time of, or at any time subsequent to the service of, such notice, and such election be evidenced by a written notice to Lessee) be deemed to be a termination of this Lease or of Lessee's right to possession thereof.

         SECTION 14.4 REMEDIES CUMULATIVE; NO WAIVER. All rights, options and remedies of Lessor contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law whether or not stated in this Lease, except as otherwise expressly set forth herein. No waiver by Lessor of a breach of any of the terms, covenants or conditions of this Lease by Lessee shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition therein contained. No waiver of any default of Lessee hereunder shall be implied from any omission by Lessor to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver. The consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent to or approval of any subsequent similar acts by Lessee.

         SECTION 14.5 LEGAL COSTS. The prevailing party in any dispute hereunder shall be entitled to recover, upon demand, for any reasonable costs or expenses incurred in connection with any breach or default under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Lessee shall also indemnify Lessor against and hold Lessor harmless from all costs, expenses, demands and liability incurred by Lessor if Lessor becomes or is made a party to any claim or action (a) instituted by Lessee, or by any third party against Lessee; (b) for foreclosure of any lien for labor or material furnished to or for Lessee or such other person; (c) otherwise arising out of or resulting from any act or transaction of Lessee or such other person; or (d) necessary to protect Lessor's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Lessee shall defend Lessor against any such claim or action at Lessee's expense with counsel reasonably acceptable to Lessor or, at Lessor's election, Lessee shall reimburse Lessor for any legal fees or costs incurred by Lessor in any such claim or action.

         In addition, Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection with Lessee's request for Lessor's consent in connection with any act which Lessee proposed to do and which requires Lessor's consent.

         SECTION 14.6 WAIVER OF DAMAGES FOR REENTRY. Lessee hereby waives all claims by Lessor's reentering and taking possession of the Premises or removing and storing the property of Lessee as permitted under this Lease and will save Lessor harmless from all losses, costs or damages occasioned Lessor thereby. No such reentry shall be considered or construed to be a forcible entry by Lessor.

                                   ARTICLE 15
                             SUBORDINATION/ESTOPPEL

         SECTION 15.1 LEASE SUBORDINATE. This Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed upon the Premises, the Office Complex, the Property, or any portion thereof by Lessor, its successors or assigns, and to amendments, replacements, renewals and extensions thereof. Lessee agrees at any time hereafter, within ten
(10) days following Lessee's receipt of written demand, to execute and deliver any instruments, releases, or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease. It is agreed, nevertheless, that as long as Lessee is not in default beyond any applicable curative periods in the payment of Base Rent, Additional Rent, and the payment of other charges to be paid by Lessee under this Lease, and the performance of all covenants, agreements and conditions to be performed by Lessee under this Lease, then neither Lessee's right to quiet enjoyment under this Lease, nor the right of Lessee to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Lease as against any lessor, lessee, mortgagee, trustee, or their successors or assigns shall be interfered with.

         SECTION 15.2 ATTORNMENT. The above subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. Notwithstanding anything hereinabove contained in this Article 15, in the event the holder of any mortgage, deed of trust or ground lease shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage, deed of trust or ground lease, then, and in such event, upon any such holder or landlord notifying Lessee to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, deed of trust, ground lease, whether this Lease is dated prior or subsequent to the date of such mortgage, deed of trust or ground lease and Lessee shall execute such attornment agreement as may be reasonably requested by said holder or landlord.

         SECTION 15.3 LESSEE'S NOTICE OF DEFAULT. Lessee agrees, provided the mortgagee, ground lessor or trust deed holder under any mortgage, ground lease, deed of trust or other security instrument shall have notified Lessee in writing (by the way of a notice of assignment of lease or otherwise) of its address, Lessee shall give such mortgagee, ground lessor or trust deed holder or other secured party ("Mortgagee"), simultaneously with delivery of notice to Lessor, by registered or certified mail, a copy of any such notice of default served upon Lessor. Lessee further agrees that said Mortgagee shall have the right to cure any alleged default during the same period that Lessor has to cure such default.

         SECTION 15.4 ESTOPPEL CERTIFICATES. Lessee agrees from time to time upon not less than twenty (20) days prior written request by Lessor to deliver to Lessor a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; (c) Lessor is not in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (d) the amount of monthly rental currently payable by Lessee; (e) the amount of any prepaid rent, and (f) such other matters as may be reasonably requested by Lessor or any mortgagee or prospective purchaser of the Office Complex.

         If Lessee does not deliver such statement to Lessor within such twenty
(20) day period, Lessor and any prospective purchaser or encumbrancer of the Premises or the Office Complex may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Lessor; (ii) that this Lease has not been canceled or terminated and is in full force and effect, except as otherwise represented by Lessor; (iii) that the current amounts of the Base Rent and Security Deposit are as represented by Lessor and that any changes made against the Security Deposit are uncontested and valid; (iv) that there have been no subleases or assignments of the Lease; (v) that not more than one month's Base Rent or other charges have been paid in advance; and (vi) that Lessor is not in default under the Lease. In such event, Lessee shall be estopped from denying the truth of such facts.

         SECTION 15.5 NON-DISTURBANCE AGREEMENT. Notwithstanding anything contained herein to the contrary: prior to the Commencement Date hereof, Lessor shall deliver to Lessee an agreement executed by the holder of any mortgage lien against the Office Complex confirming its agreement not to disturb Lessee's possession of the Premises or to terminate this Lease so long as Lessee is not in default of this Lease, except as specifically set forth in this Lease (a "Non-Disturbance Agreement").

                                   ARTICLE 16
                                  MISCELLANEOUS

         SECTION 16.1 TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         SECTION 16.2 MEMORANDUM OF LEASE. No Memorandum of this Lease may be recorded by Lessee without the prior written consent of Lessor.

         SECTION 16.3 JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Lessee shall be jointly and severally liable for all obligations of Lessee.

         SECTION 16.4 BROKER. Lessee represents that Lessee has dealt directly with and only with Bradford Realty Services of Dallas, Inc. and Jackson & Cooksey, as broker, in connection with this Lease and that insofar as Lessee knows, no other broker negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith. Each party shall indemnify and hold the other party harmless from any claim by a broker or finder claiming a right to a fee or commission under or through it.

         SECTION 16.5 NOTICES. All notices, demands and requests shall be in writing, and shall be effectively served by forwarding such notice, demand or request by certified or registered mail, postage prepaid, or by commercial overnight courier service addressed as follows:

                  (a)      IF ADDRESSED TO LESSEE:

                           EXE Technologies, Inc.
                           300 Baldwin Tower Boulevard
                           Eddystone, Pennsylvania 19022
                           Attn: Joanie Hadick

                           with a copy to:

                           EXE Technologies, Inc.
                           8787 Stemmons Freeway, Suite ______
                           Dallas, Texas 75247
                           Attn: Raymond Hood


                  (b)      IF ADDRESSED TO LESSOR:

                           BLI-8787, Ltd.
                           8235 Douglas Avenue, Suite 200
                           Dallas, Texas 75225
                           Attn: David A. Lane

                           with a copy to:

                           Andrews & Barth, P.C.
                           8235 Douglas Avenue, Suite 1120
                           Dallas, Texas 75225
                           Attn: Jeffrey W. Harrison

or at such other address as Lessor and Lessee may hereafter designate by written notice. The effective date of all notices shall be the time of mailing such notice or the date of delivery to a commercial overnight courier service.

         SECTION 16.6 LESSOR'S AGENT. All rights and remedies of Lessor under this Lease or that may be provided by law may be executed by Lessor in its own name individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in
Article 14, may be commenced and prosecuted to final judgment and execution by Lessor in its own name or in the name of its agent.

         SECTION 16.7 QUIET POSSESSION. Lessor covenants and agrees that Lessee, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease. If Lessor fails to perform any of its obligations hereunder within thirty (30) days after written notice thereof from Lessee or such longer period of time if such default is not capable of cure within thirty (30) days but Lessor is pursuing a cure, Lessee shall be entitled, as its sole remedy, in the event that such default is not cured within the applicable cure period, to take such action as may be required to have been taken by Lessor under the Lease, in which event Lessor agrees to pay to Lessee within thirty (30) days after receipt of written notice from Lessee (with accompanying paid invoices) all reasonable cost and expenses incurred by Lessee in connection therewith, failing which Lessee shall be entitled to offset such sums against the Rent next becoming due under the Lease; provided, such offset shall not exceed more than twenty percent (20%) of monthly Base Rent payable each month until such offset has been fully recouped. In the event the expenditure cannot be fully recouped from the next monthly payment of Base Rent as a result of such limitation, Lessee shall be entitled to recover interest with respect to each subsequent monthly offset from the date of the expenditure to the date of offset at a per annum rate equal to the bank prime rate publicized in the WALL STREET JOURNAL, as the same may change from time to time.

         SECTION 16.8 SUCCESSORS AND ASSIGNS. The covenants and agreements herein contained shall bind and inure to the benefit of the Lessor, its successors and assigns, and Lessee and its permitted successors and assigns.

         SECTION 16.9 SEVERABILITY. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

         SECTION 16.10 NO ABANDONMENT OR WASTE. Lessee covenants not to do or suffer any waste or damage or disfigurement or injury to the Premises or Office Complex and Lessee further covenants that it will not vacate or abandon the Premises during the term of this Lease.

         SECTION 16.11 TRANSFERS BY LESSOR. The term "Lessor" as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the owner or owners of the Office Complex at the time in question, and in the event of any transfer or transfers or conveyances the then grantor, provided that the grantee expressly assumes the obligations of Lessor hereunder, shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Lessor contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor shall be binding on the Lessor, its successors and assigns, only during and in respect to their respective successive periods of ownership.

         In the event of a sale or conveyance by Lessor of the Office Complex or any part of the Office Complex, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions herein contained, provided that the grantee expressly assumes the obligations of Lessor hereunder, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Lessee agrees to attorn to the purchaser or grantee, which shall be personally obligated on this Lease only so long as it is the owner of Lessor's interest in and to this Lease.

         SECTION 16.12 HEADINGS. The marginal or topical headings of the several articles and sections are for convenience only and do not define, limit or construe the contents of said articles and sections.

         SECTION 16.13 WRITTEN AGREEMENT. All preliminary negotiations are merged into and incorporated in this Lease, except for written collateral agreements executed contemporaneously herewith.

         SECTION 16.14 MODIFICATIONS OR AMENDMENTS. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Lessor from Lessee or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Lessor's consent is required, unless specifically agreed to in writing by Lessor. Any amounts received by Lessor after a default may be allocated to any specific amounts due from Lessee to Lessor as Lessor determines.

         SECTION 16.15 LESSOR CONTROL. Lessor shall have the right to close any portion of the building area or land area to the extent as may, in Lessor's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein; provided, however, notwithstanding anything contained herein to the contrary, if any activity by Lessor under this Section 16.15 prevents Lessee's access to the Premises or if same otherwise substantially interferes with Lessee's use of the Premises for a period of at least thirty (30) days, Lessee shall be entitled to receive an equitable and proportionate abatement of Base Rent until same has been corrected. Lessor shall at all times have full control management and direction of the Office Complex, subject to the rights of Lessee in the Premises, and Lessor reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Office Complex, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Office Complex, and to change the name, address, number or designation by which the Office Complex is commonly known. In the event Lessor changes the name or address of the Office Complex, Lessor shall reimburse to Lessee the reasonable cost incurred by Lessee for replacing its stationery, letterhead, employees' business cards and other related items. No implied easements are granted by this Lease.

         SECTION 16.16 UTILITY EASEMENT. Lessee shall permit Lessor (or its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Lessor may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Office Complex, provided that Lessor shall not unreasonably interfere with Lessee's use and occupancy of the Premises.

         SECTION 16.17 NOT BINDING UNTIL PROPERLY EXECUTED. Employees or agents of Lessor have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officers of Lessor and by Lessee. Lessee confirms that Lessor and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and agrees that no claim or liability shall be asserted by Lessee against Lessor for, and Lessor shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Building Rules and Regulations, in respect to which Section 16.18 of this Article shall prevail, can be modified or altered only by agreement in writing between Lessor and Lessee, and no act or omission of any employee or agent of Lessor shall alter, change or modify any of the provisions hereof.

         SECTION 16.18 BUILDING RULES AND REGULATIONS. Lessee shall perform, observe and comply with the Building Rules and Regulations of the Office Complex as set forth below, with respect to the safety, care and cleanliness of the Premises and the Office Complex, and the preservation of good order thereon, and, upon written notice thereof to Lessee, Lessee shall perform, observe, and comply with any reasonable changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Lessor for tenants of the Office Complex. Lessor shall not be liable to Lessee for any failure of any other tenant or tenants of the Office Complex to comply with such Building Rules and Regulations; provided, however, Lessor agrees to apply the Building Rules and Regulations equally to all tenants of the Office Complex.

         SECTION 16.19 COMPLIANCE WITH LAWS AND RECORDED COVENANTS. Lessee shall not use the Premises or permit anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, and with the requirements of any fire insurance underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Lessee shall use the Premises and comply with any recorded covenants, conditions, and restrictions affecting the Premises and the Office Complex as of the commencement of the Lease or which are recorded during the lease term, provided same do not prevent Lessee from occupying the Premises in accordance with the permitted use. Lessor shall deliver the Premises to Lessee in compliance with, and shall, at its sole cost and expense (but subject to Article 2 hereof), cause the Office Complex to comply with any and all such laws, statutes, ordinances and governmental rules and regulations, all such requirements of fire insurance underwriters, and all such recorded covenants, conditions and restrictions relating to the structural components, exterior components, common areas and rentable space (other than the Premises) of the Office Complex; provided, however, that Lessor shall be responsible for compliance of the exterior and common areas of the Office Complex and the "core" areas of the Premises, consisting of elevators, lobbies and restrooms, with the Americans with Disabilities Act, and Lessee shall be responsible for compliance of the remainder of the Premises with the Americans with Disabilities Act. In no event shall Lessee be responsible for making any structural alterations to the Premises which may be required pursuant to such legal requirements.

         SECTION 16.20 LESSEE OBLIGATIONS SURVIVE TERMINATION. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

         SECTION 16.21 LESSEE'S WAIVER. Lessee agrees to look solely to Lessor's interest in the Office Complex for the recovery of any judgment from Lessor, it being agreed that Lessor, or if Lessor is a partnership, its partners whether general or limited, or if Lessor is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment.

         SECTION 16.22 LESSEE AUTHORIZATION. Lessee shall furnish to Lessor promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Lessor evidencing the due authorization of Lessee to enter into this Lease.

         SECTION 16.23 NO PARTNERSHIP OR JOINT VENTURE. This Lease shall not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Lessor and Lessee hereunder.

         SECTION 16.24 LESSEE'S OBLIGATION TO PAY MISCELLANEOUS TAXES. Lessee shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises, and when possible, Lessee shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's trade fixtures, furnishings, equipment or other personal property, or Lessee's occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within thirty (30) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's personal property.

         SECTION 16.25 PROHIBITED SIGNS. Subject to SECTION 7.1 hereof, Lessee shall not place, or permit to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass, of the Premises except as specifically approved in writing by Lessor. Lessee further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times, reasonable wear and tear and fire excepted. Lessee agrees at Lessee's sole cost, that any Lessee sign will be maintained in strict conformance with Lessor's sign criteria, if any, as to design, material, color, location, size, letter style, and method of installation.

         SECTION 16.26 RENEWAL OPTION. Lessor hereby grants Lessee (but no assignee or subtenant) two (2) options to renew this Lease, each option to be for a period of sixty(60) months, for a total of one hundred twenty (120) months in the event both renewal options are exercised. Each said renewal option shall be exercised by Lessee notifying Lessor thereof in writing not more than two hundred seventy (270) and at least two hundred ten (210) days prior to the expiration of the then current lease or renewal term, as the case may be. In the event a renewal agreement has not been executed at least one hundred twenty
(120) days prior to the expiration date of the current lease or renewal term, the option shall automatically become null and void. Each such renewal shall be subject to all of the terms and conditions of this Lease except that (i) the rentals payable during each renewal term shall be as set forth below and (ii) no further renewal option shall exist during the second renewal term. It shall be a condition to Lessee's exercising any renewal option herein granted that (y) Lessee not be then in default under this Lease and (z) Lessee shall have previously exercised the immediately preceding renewal option, if any, so that the second renewal option may not be exercised if Lessee has failed to exercise the first renewal option.

         The Base Rent for each renewal term shall be based on not less than 95% of the then prevailing rental rates for properties of equivalent quality, size, utility and location in the Dallas/Forth Worth market, with the length of the lease term and the creditworthiness of the Lessee taken into account; provided, however, that in no event shall the Base Rent in any renewal period be less than the Base Rent for the last month immediately preceding said renewal period.

         Upon notification from Lessee of its intent to exercise each renewal option, Lessor shall, within fifteen (15) days thereafter, notify Lessee in writing of the Base Rent for the applicable renewal term; Lessee shall, within fifteen (15) days following receipt of same, notify Lessor in writing of the acceptance or rejection of the proposed Base Rent. In the event of rejection by Lessee, Lessee may rescind the exercise of such renewal option by written notice to Lessor within such fifteen (15) day period for acceptance or rejection. If Lessee does not so rescind such exercise, the Base Rent for the applicable renewal term shall be determined as follows:

         (a) Within fifteen (15) days following notification of rejection, Lessor and Lessee shall each select an arbitrator who shall be a Licensed Texas real estate broker having a minimum of five
                  (5) years experience in leasing office space and being a member of the North Chapter of the Texas Society of Office and Industrial Realtors (or its successor organization). Notice shall be given to the other party of the name of the arbitrator selected. If either Lessor or Lessee fails to appoint such an arbitrator within the allocated time, the arbitrator appointed by the other party shall make the determination of the Base Rent and this determination shall be final and binding on both parties.

         (b) If both Lessor and Lessee appoint an arbitrator in accordance with the provisions above and the two arbitrators cannot agree upon a Base Rent for the renewal term within thirty (30) days following their appointment, the two arbitrators shall forthwith select a third disinterested and qualified arbitrator having like qualifications and each of the original arbitrators will immediately submit his or her judgment as to the appropriate Base Rent in writing to the third arbitrator. Within ten (10) days after such submittal, the third arbitrator shall make the determination of the Base Rent for such renewal period and the determination of the third arbitrator shall be final and binding on both parties. In the event the two arbitrators appointed by the Lessee and Lessor cannot agree upon a third arbitrator, then the third arbitrator shall be appointed by the then President of the North Chapter of the Texas Society of Office and Industrial Realtors (or its successor organization). The Base Rent agreed to by the two appointed arbitrators or, if applicable, the Base Rent determined by the third arbitrator shall be final and binding upon the parties hereto. Lessor and Lessee shall each bear the expense of their arbitrator and the expense of a third arbitrator, if needed, shall be shared equally by both parties.

         SECTION 16.27 LEASEHOLD IMPROVEMENTS. Lessor and Lessee have agreed to plans for tenant improvements to the Premises, which plans are attached hereto as EXHIBIT "D." Subject to completion of such improvements, Lessee accepts the Premises in the current, "as is" condition. Subject to the terms and conditions of this SECTION 16.27, the Lessor has provided to Lessee a refurbishment allowance (the "Allowance") of up to $33.84 per square foot of the Premises (including $29.84 for tenant improvements, $2.00 for relocation costs, $1.90 for full construction drawings and $.10 for preliminary drawings) to be utilized toward the design, construction, refurbishment and remodeling of the Premises (herein called the "Lessee Finish"). The Allowance has been provided upon of the following conditions:

         (a) Lessor must approve all changes to Lessee's plans and specifications respecting the Lessee Finish to be undertaken, which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given unless Lessor has disapproved same within twenty (20) days after Lessee delivers same to Lessor.

         (b) Lessee shall obtain bids from at least three (3) competent contractors for the construction. The Lessor may select one
                  (1) of the contractors to submit bids and shall be allowed to participate in the review of the bids. Following the review of the bids, Lessee shall select the contractor to perform the Lessee Finish based on Lessee's determination as to the most qualified contractor offering the lowest bid, subject to Lessor's approval, which shall not be unreasonably withheld, conditioned or delayed. Lessee shall promptly inform Lessor of the final construction costs for the Lessee Finish. Lessee shall be responsible for the management of the construction and the contractor.

         (c) The Allowance shall be delivered by Lessor to Lessee incrementally as construction progresses on a percentage completion basis within ten (10) days following receipt of a draw request, invoices and lien waivers therefor (and if required by Lessor, a certificate from the contractor that all work has been completed in accordance with the plans and specifications). The portion of the Allowance attributable to relocation expenses, if not expended for improvements, shall be paid by Lessor to Lessee within the later of (i) thirty
                  (30) days after the Commencement Date; or (ii) thirty (30) days after written notice to Lessor with accompanying invoices substantiating such relocation expenses. If the total cost of the Lessee Finish (including design, demolition and construction costs) exceeds the Allowance, Lessee shall deposit with Lessor the balance of the funds required to complete the Lessee Finish within ten (10) days following Lessor's notice to Lessee of the amount due. Lessee shall not commence any Lessee Finish until Lessee deposits all amounts due. In no event will Lessor be required to expend funds in excess of the Allowance or in excess of the amount allocated to a particular item, and Lessee shall be and remain liable and responsible for the prompt payment of all costs, fees and expenses in excess of the Allowance. Any amounts expended by Lessor in excess of the Allowance shall be payable to Lessor by Lessee upon demand.

         (d) The costs and fees for the design and space planning relating to the Lessee Finish shall be charged against the Allowance.

         (e) Prior to beginning any such work, Lessee shall provide Lessor with evidence of builder's "all risk" insurance covering both Lessee and all of Lessee's contractors against third party liability or workers' compensation claims arising out of all construction and associated activities. All policies of insurance shall be subject to Lessor's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be endorsed showing Lessor and such agent or agents as Lessor may designate as additional named insureds. The provisions of this paragraph (as well as all rights and remedies available to Landlord as provided in the Lease should Tenant fail to meet its obligations hereunder) shall expressly survive the expiration or earlier termination of the Lease.

         (f) The Lessee Finish shall be completed in accordance with the plans and specifications approved by Lessor, and Lessee shall provide to Lessor lien waivers and releases, in recordable form, from all contractors, subcontractors and materialmen involved in such construction.

         SECTION 16.28 EXHIBITS. The following are made a part hereof, with the same force and effect as if specifically set forth herein:

         (a)      Building Rules and Regulations - Exhibit "A."
         (b)      Signage - Exhibit "B."
         (c)      Specifications for Letter of Credit - Exhibit "C."
         (d)      Plans for Lessee Finish - Exhibit "D."

         SECTION 16.29 LANDLORD'S LIEN. Lessor hereby agrees to subordinate any and all statutory, constitutional and other landlord liens against the assets or property of Lessee to the lien of Lessee's primary lender financing Lessee's business operations, and agrees to execute and deliver upon request of Lessee's lender such reasonable subordination agreement as may be requested to evidence and/or confirm such subordination.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

                                   LESSOR:

                                   BLI-8787, LTD.,
                                   a Texas limited partnership

                                   By:  Barnett Lane Investments, Inc.,
                                        a Texas corporation, general partner


                                   By: /s/ David A. Lane
                                       -------------------------------------
                                       David A. Lane, President



                                   LESSEE:

                                   EXE TECHNOLOGIES, INC.,
                                   a Delaware corporation


                                   By: /s/ A.C. Belsky
                                       -------------------------------------
                                   Name: Adam C. Belsky
                                        ------------------------------------
                                   Its: SVP & CFO
                                        ------------------------------------

                                   EXHIBIT "A"
                         BUILDING RULES AND REGULATIONS


         1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Premises, shall be installed at Lessee's sole cost and expense, and in such manner, character and style as Lessor may approve in writing, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of a violation of the foregoing by Lessee, Lessor may remove the same without any liability and may charge the expense incurred by such removal to Lessee.

         2. No awning or other projection shall be attached to the outside walls of the Office Complex. No curtains, blinds, shades or screens visible from the exterior of the Office Complex or visible from the exterior of the Premises, shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Lessor. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Lessor.

         3. Lessee, its servants, employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Office Complex which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Lessee. Lessee shall not place objects against glass partitions or doors or windows which would be unsightly from the Office Complex corridors or from the exterior of the Office Complex, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Office Complex or elsewhere and shall not place or install any projections, antennas, aerials or similar devices outside of the Premises or on the Office Complex.

         4. Lessee shall not waste electricity, water or air conditioning and shall, at no cost to Lessee, cooperate fully with Lessor to insure the most effective operation of the Office Complex's heating and air conditioning systems and shall refrain from attempting to adjust any controls other than unlocked room thermostats, if any, installed for Lessee's use. Lessee shall keep corridor doors closed.

         5. Lessee assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours, subject to Lessor's security obligations hereunder.

         6. No person or contractor not employed by Lessor shall be used to perform janitorial work, window washing cleaning, maintenance, repair or similar work in the Premises without the written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed.

         7. In no event shall Lessee bring into the Office Complex inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Lessee to comply with the provisions of this paragraph, any insurance premium for all or any part of the Office Complex shall at any time be increased, Lessee shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Lessor's other rights at law or in equity for Lessee's breach of this Lease.

         8. Lessee shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

         9. Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Office Complex or its desirability as an office complex for office use, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

         10. The Premises shall not be used for cooking (except for the use of ordinary office coffee makers and microwave ovens in kitchen areas), lodging, sleeping or for any immoral or illegal purpose.

         11. Lessee and Lessee's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Lessor or Lessor's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Lessor may reasonably elect.

         12. Unless expressly permitted by the Lessor, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Lessor shall be made for any door. If more than two keys for one lock are desired by the Lessee, the Lessor may provide the same upon payment by the Lessee. Upon termination of this Lease or of the Lessee's possession, the Lessee shall surrender all keys of the Premises and shall explain to the Lessor all combination locks on safes, cabinets and vaults.

         13. Any carpeting cemented down by Lessee shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Lessee, Lessor may charge the expense incurred by such removal to Lessee.

         14. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who, or those servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

         15. No electrical circuits for any purpose shall be brought into the leased premises without Lessor's written permission, which permission shall not be unreasonably withheld, conditioned or delayed, specifying the manner in which same may be done.

         16. No bicycle or other vehicle, and no dog or other animal shall be allowed in offices, halls, corridors, or elsewhere in the building.

         17. Lessee shall not throw anything out of the door or windows, or down any passageways or elevator shafts.

         18. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways and freight elevators provided for such purposes and indicated by Lessor. Lessee shall be responsible for any damage to the building or property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the leased premises, and shall make all repairs and improvements required by governmental authorities in connection with the use or moving of such articles.

         19. All safes, equipment or other heavy articles shall be carried in or out of the Premises only at such time and in such manner as shall be prescribed in writing by Lessor, and Lessor shall in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which shall only be used by Lessee in a manner which will not interfere with or cause damage to the leased premises or the building in which they are located, or to the other tenants or occupants of said building. Lessee shall be responsible for any damage to the building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the leased premises, and shall make all repairs and improvements required by governmental authorities in connection with the use or moving of such articles.

         20. Canvassing, soliciting, and peddling in the building is prohibited and each Lessee shall cooperate to prevent the same.

         21. Vending machines shall not be installed without permission of the Lessor, which permission shall not be unreasonably withheld, conditioned or delayed.

         22. Wherever in these Building Rules and Regulations the word "Lessee" occurs, it is understood and agreed that it shall mean Lessee's associates, agents, clerks, servants and visitors. Wherever the word "Lessor" occurs, it is understood and agreed that it shall mean Lessor's assigns, agents, clerks, servants and visitors.

         23. Lessor shall have the right to enter upon the leased premises at all reasonable hours for the purpose of inspecting the same following notice thereof to Lessee as provided in the Lease (except that in the case of emergencies no notice shall be required), provided that Lessor shall not unreasonably interfere with Lessee's use and occupancy of the Leased Premises.

         24. Lessor shall have the right to enter the leased premises at hours convenient to the Lessee for the purpose of exhibiting the same to prospective tenants within the 60-day period prior to the expiration of this Lease following notice thereof to Lessee as provided in the Lease, and may place signs advertising the leased premises for rent on the windows and doors of said Premises at any time within said 60-day period, provided that Lessor shall not unreasonably interfere with Lessee's use and occupancy of the Leased Premises.

         25. Lessees, its servants, employees, customers, invitees and guests shall, when using the common parking facilities, if any, in and around the building, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Lessor reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Lessor assumes no responsibility for any damage to or loss of vehicles.

         26. At all times the Office Complex shall be in charge of Lessor's employee in charge and (a) persons may enter the Office Complex only in accordance with Lessor's regulations, (b) persons entering or departing from the Office Complex may be questioned as to their business in the Office Complex, and the right is reserved to require the use of an identification card or other access device and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Office Complex, and (c) all entries into and departures from the Office Complex will take place through such one or more entrances as Lessor shall from time to time designate. Lessor will normally not enforce clauses (a),
(b) and (c) above from 7:00 a.m. to 6:00 p.m., Monday through Friday, and from 8:00 a.m. to 1:00 p.m. on Saturdays, but it reserves the right to do so or not to do so at any time at its sole discretion. In case of invasion, mob, riot, public excitement, or other commotion, Lessor reserves the right to prevent access to the Office Complex during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Office Complex and the property therein. Lessor shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Office Complex of any person.

         27. All entrance doors to the Premises shall be locked when the Premises are not in use. All corridor doors shall also be closed during times when the air conditioning equipment in the Office Complex is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

         28. Lessor reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Lessor's judgment, for its best interest or for the best interest of the tenants of the Office Complex, provided that such change shall affect all leases of the Office Complex.

                                   EXHIBIT "B"
                                     SIGNAGE

Exterior Building Signage:

Option One - Fiber-optic outline illuminated Cube EXE Cube to be fabricated from 1/8" stainless steel with .090" returns. Color/Finish to be determined. Height to be approximately 9', and width to be approximately 9'. Cube to be outline-illuminated with 5/8" diameter sideglow fiber-optic cable with remote/accessible metal halide HID light source. Sign to be pin-mounted from building facade with 4" steel standoffs and approved fasteners.

Option Two - Illuminated channel letter Cube EXE Cube to be fabricated as channel letter from 1/8" stainless steel with .090" returns. Height to be approximately 9', and width to be approximately 9'. Illuminated 1/4" thick white lexan letterfaces to be internally lit with either neon or fiber-optic source as described above. Sign to be pin mounted from building facade with 4" steel standoff and approved fasteners.

Option Three- Backlit stainless steel EXE Cube EXE Cube to be fabricated as channel letters from 1/8" stainless steel with .090 returns. Height to be approximately 9', and width to be approximately 9'. Gold finish to match window color. Cube to be silhouette-illuminated with 60Ma/15mm white neon with remote/accessible ballast. Sign to be pin-mounted from building facade with 4" steel standoffs and approved fasteners.

Building Entrance Signage:

EXE Technologies signage (at front and back Tower building entries) EXE Cube and EXE Technologies letterforms to be fabricated as channel letters (Cube approximately 3' by 3'. Letterforms approximately 10" high x 1-1/2" thick) from 1/8" stainless steel with .090" returns. Color/finish to be determined. Cube and Letterforms to be silhouette-illuminated with 60Ma/15mm white neon with remote/accessible ballasts. Sign to be pin-mounted from building facade with steel standoffs an approved fasteners.

Attachment:  Logo

                                   EXHIBIT "C"

                       SPECIFICATIONS FOR LETTER OF CREDIT


AMOUNT:                $580,505.96

EXPIRATION:            The earlier of one of the following:

                       - 5 Years after the commencement date
                         or
                       - Initial public offering of securities by
                         Lessee
                         or
                       - Lessee's net worth, determined in
                         accordance with GENERALLY ACCEPTED
                         ACCOUNTING PRINCIPLES consistently
                         applied, increases by an amount equal to or greater than ten million dollars form that shown on Lessee's audited financial statements dated December 31, 1997 and for the year then ended.

                                 AMENDMENT NO. 1
                                       TO
                                  OFFICE LEASE

THIS AMENDMENT dated this 22nd day of February 2000, between BLI-8787, LTD, a Texas limited partnership with offices at 8235 Douglas Avenue, Suite 770, Dallas, Texas 75225 ("Lessor"), and EXE Technologies, Inc., a Delaware corporation with offices at 8787 Stemmons Freeway, Dallas, Texas 75247 ("Lessee" and, together with Lessor, the "Parties").

WITNESSETH, that the Parties have entered into an Office Lease dated May 18, 1999 (the "Lease"), relating to certain office space in the buildings located at 8787 and 8777 Stemmons Freeway, Dallas, Texas (the "Premises"). The Parties desire to amend the Lease.

NOW THEREFORE, intending to be legally bound, the parties agree as follows:

1. Capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

2. Section 3.3 and Exhibit "C" of the Lease are hereby deleted from the Lease in their entirety.

3. Section 2.2(d) of the Lease is hereby amended as follows (deletions strikeout, additions UNDERLINE):

                  "...and such other expenses as may be ordinarily incurred in the operation and maintenance of an office complex and not specifically set forth herein, including reasonable management fees FOR OFF-SITE MANAGEMENT SERVICES, and EXCLUDING, HOWEVER, costs of a building office at the Office Complex, including
                  AND the compensation of an on-site building manager...."

4.   A new Section 5.1(i) is hereby added to the Lease as follows:

                  "(i) OTHER. Lessor shall not be responsible for the matters for which Lessee is responsible under Section 5.5. Lessor shall, however, without limiting the generality of the other provisions of this Section 5.1, be responsible for the following: (1) service contract for HVAC equipment; (2) landscaping contract for the Premises; (3) replacement (with aluminum, if available at a cost not greater than brass) of brass door frame covers on elevator cabs in Office Tower I
                  (8787); (4) immediate investigation of, determination of the causes of, and implementation of corrective measures for elevator malfunctions that have occurred at or before the date of this Amendment, continuing vigilance to ensure proper function of elevators as provided herein, and prompt response to incidents of elevator malfunction; (5) immediate investigation of, determination of the causes of, and implementation of corrective measures for elevator and security card system malfunctions that have occurred at or before the date of this Amendment, continuing vigilance to ensure proper function of elevator and security card systems as provided herein, and prompt response to incidents of elevator or security card system malfunction; (6) contribution of $2,500 per month (in the form of a deduction from Base
                  Rent) toward the cost of Lessee's administrative assistant as set forth in Section 5.5; and (7) on-site direction and supervision of all persons other than Lessee that have access to or facilities mounted on the roofs of the buildings. If Lessor shall fail to provide any of the services set forth in this Section 5.1 and such failure shall continue for a period of thirty (30) days, or such shorter period as may be reasonable in emergency situations, after written notice from Lessee, then Lessee may provide such services and deduct the actual and reasonable cost thereof from Base Rent (provided, Lessor shall, except in the case of emergency, have the prior right to approve, in its reasonable discretion, a vendor or contractor hired by Lessee, and the actual cost of such service shall constitute an Operating Expense under the Lease, except to the extent that such cost duplicates another Operating Expense or is increased due to the emergency nature of the service).

5.   A new Section 5.5 is hereby added to the Lease as follows:

                  SECTION 5.5 SERVICES PROVIDED BY LESSEE. Lessee shall provide the following supervisory services:

                  (a) ON-SITE MAINTENANCE SUPERVISOR AND ASSISTANT. Lessee shall employ (at Lessee's expense, subject to Lessor's contribution pursuant to Section 5.1(i)(6)) a full-time on-site maintenance supervisor and administrative assistant, who shall occupy the building management office on the Premises at no cost or additional rent to Lessee. Said management office shall not constitute part of the Premises, but the contents thereof (excluding office furniture, telephone, facsimile, stand-alone personal computer and proprietary property files, but including, without limitation, all of Lessee's documents, files and other information) shall be the property of Lessee, subject to inspection by Lessor at reasonable times and in a reasonable manner, upon reasonable notice.

                  (b) WEEKLY MEETINGS. Lessee's maintenance supervisor and his or her administrative assistant shall conduct a meeting with all maintenance employees for the Premises, at 9:00 a.m. prevailing time, every Monday (or the next business day, if Monday is not a business day), for the purpose of discussing all activity for the previous week and activity for the upcoming week. Lessor's off-site building manager shall attend, and representatives of the managements of Lessor and Lessee may attend, such meetings. Lessee's maintenance supervisor's administrative assistant shall keep minutes of such meetings and distribute such minutes to all attendees by hand or facsimile on the business day preceding the next meeting.

                  (c) CLEANING. Lessee's maintenance supervisor shall (1) be responsible for the daily supervision of the cleaning company engaged by Lessor, (2) have authority to call the cleaning company and report tasks that have not been completed according to the cleaning contract, and (3) have authority to direct and demand performance by the cleaning company. Complaints regarding cleaning will be discussed at the weekly meetings.

                  (d) GROUNDS MAINTENANCE. Lessee's maintenance supervisor shall
                  (1) be responsible for the daily supervision of Lessor's on-site employees and contractors that perform daily upkeep and maintenance of the outside common areas including, without limitation, trash pickup and blowing, (2) have authority to direct and demand performance of such upkeep and maintenance. Complaints regarding grounds maintenance will be discussed at the weekly meetings.

                  (e) BUILDING MAINTENANCE. Lessee's maintenance supervisor shall (1) be responsible for the daily supervision of Lessor's on-site employees and contractors that perform minor daily maintenance of the buildings including, without limitation, cleaning, light bulb placement and replacement, and replacement of broken electrical outlets; (2) have authority to direct and demand performance of such maintenance. Complaints regarding building maintenance will be discussed at the weekly meetings.

                  (f) HVAC. Lessee's maintenance supervisor shall have authority to direct and demand performance by Lessor's on-site employees and independent contractors to remedy "hot and cold" calls for HVAC adjustments and service. Complaints regarding HVAC will be discussed at the weekly meetings.

                  (g) VENDORS. Lessee's maintenance supervisor shall have authority to call each of Lessor's vendors that provides on-site goods or services (including, without limitation, the elevator company) and report malfunctions and tasks that have not been completed according to the vendor's contract. Lessor shall provide Lessee with true, correct and complete copies of all such vendor's contracts, and all amendments thereto. If Lessee is not satisfied, in its reasonable discretion, with the charges or quality of service of any such vendor, or if any such vendor's service is not consistent with the standard of quality of the Premises and other office buildings of similar size, use and location (the "Standard of Quality"), then Lessor shall, within a reasonable time, subject to the terms of the applicable contract, terminate such vendor's contract and procure a substitute vendor by competitive bidding. Lessor shall consult with Lessee throughout the competitive bidding process and shall comply with all reasonable requests of Lessee regarding such process, and shall ensure that such substitute vendor can satisfy the Standard of Quality.

                  The cost of the supervisory services provided by Lessee and its on-site maintenance supervisor and administrative assistant in subsections (a)-(g) of this Section 5.5 shall not be recoverable by Lessor as operating expenses, additional rent or otherwise; provided any costs incurred under or in connection with any vendor's contracts procured pursuant to this subsection (g) of Section 5.5 shall be an Operating Expense pursuant to the terms of the Lease, except to the extent that any such cost duplicates another Operating Expense, is increased due to the emergency nature of the service provided by the substitute vendor, or is a termination fee for the terminated vendor's contract).

6. Except as expressly modified hereby, all terms and conditions of the Lease are ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

BLI-8787, LTD.

By: Stemmons Tower GP, Inc.
a Texas Corporation, general partner


By:  /S/ DAVID A. LANE
   -------------------------------
Name:
Title:

EXE TECHNOLOGIES, INC.


By:  /S/ MICHAEL BURSTEIN
    ------------------------------
Name:  MICHAEL BURSTEIN
Title:  CFO